EXHIBIT 32.1

                                  CERTIFICATION
                                     OF THE
           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350)

We, Nick Montesano, Chief Executive Officer, Chairman of the Board, and Director of Metabolic Research, Inc. (the "Company"), and David Brown, Chief Financial Officer of the Company, certify, that to the best of each of our knowledge, based upon a review of the annual report on Form 10-KSB for the period ended December 31, 2006 of the Company (the "Report"):

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  April 20, 2007


/s/ Nick Montesano
------------------
Nick Montesano
Chief Executive Officer, Chairman of the Board, and Director
(Principal executive officer)


/s/ David Brown
---------------
David Brown
Chief Financial Officer
(Principal financial officer)